Exhibit 10.33

SECOND AMENDMENT TO CONSULTING AGREEMENT WITH INDIVIDUAL

SECOND AMENDMENT to Consulting Agreement with Individual, dated as of December 9, 2024 (the “Second Amendment”) between CareCloud, Inc., a Delaware corporation with its principal place of business located at 7 Clyde Road, Somerset, New Jersey 08873 (“CareCloud” or “Company”) and Korn Intellect, LLC (“Consultant”) (collectively the “Parties” and individually a “Party”).

WHEREAS, the Parties entered into a Consulting Agreement with Individual, dated January 9, 2024 (the “Existing Agreement”); and

WHEREAS, the Parties entered into an Amendment to Consulting Agreement with Individual, dated September 5, 2024 (the “First Amendment”) whereby the Parties amended Exhibit A of the Existing Agreement; and

WHEREAS, the Parties desire to enter into a Second Amendment to the Existing Agreement and amend Exhibit A of the Existing Agreement to modify the Fee Schedule on the terms and subject to the conditions set forth herein,

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Second Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Revocation of Prior Amendments. As of the Effective Date of the Second Amendment, the First Amendment dated September 5, 2024, is hereby canceled and revoked in its entirety.

3. Amendments to the Existing Agreement. As of the Effective Date of the Second Amendment, the Existing Agreement is hereby amended or modified as follows:

a.	Paragraph 3 of Exhibit A to the Existing Agreement is hereby amended by deleting the entirety of such Paragraph and substituting in lieu thereof the following text:

Fee Schedule. Company agrees to pay Consultant Two Hundred Dollars ($200.00) per hour for Consultant’s Services subject to Company’s request for Consultant’s Services. Company shall pay Consultant monthly and Consultant shall email a monthly invoice for the pertinent period to CareCloud’s Accounts Payable Team: payable@carecloud.com.

7 Clyde Road, Suite 201, Somerset, NJ 08873	Phone 732.873.5133	www.CareCloud.com

4. Effective Date. This Second Amendment will become effective as of January 1, 2025 (the “Effective Date”). Except as expressly provided in this Second Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Second Amendment.

5. Representation and Warranties. Each Party hereby represents and warrants to the other Party that:

a.	It has the full right, power, and authority to enter into this Second Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Second Amendment.

b.	The execution of this Second Amendment by the individual whose signature is set forth at the end of this Second Amendment on behalf of such Party, and the delivery of this Second Amendment by such Party, have been duly authorized by all necessary action on the part of such Party

c.	This Second Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

6. Miscellaneous.

a.	This Second Amendment is governed by and construed in accordance with the laws of the State of New Jersey, without regard to the state’s conflict of laws provisions. The Parties irrevocably agree that any action to enforce the provisions of this Second Amendment shall be brought solely in the Superior Court of New Jersey, Somerset County venue.

b.	The headings in this Second Amendment are for reference only and do not affect the interpretation of this Second Amendment.

c.	This Second Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Second Amendment electronically shall be effective as delivery of an original executed counterpart of this Second Amendment.

d.	This Second Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

CareCloud, Inc.		Consultant

By:	/s/ Norman Roth	By:	/s/ Bill Korn

Name/Title:	Norman Roth, Interim CFO	Name/Title:	Bill Korn/Managing Partner

Date:	12/9/24	Date:	12/9/24

7 Clyde Road, Suite 201, Somerset, NJ 08873	Phone 732.873.5133	www.CareCloud.com